                                                                    EXHIBIT 3(i)
                          CERTIFICATE OF INCORPORATION

                                       OF

                        ATLANTIC BEVERAGE COMPANY, INC.

1.   NAME

          The name of this corporation is Atlantic Beverage Company, Inc. (the "Corporation").

2.   REGISTERED OFFICE AND AGENT

          The registered office of the Corporation shall be located at 1013 Centre Road, Wilmington, Delaware 19805 in the County of New Castle. The registered agent of the Corporation at such address shall be Corporation Service Company.

3.   PURPOSE AND POWERS

          The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "Delaware General Corporation Law"). The Corporation shall have all power necessary or helpful to engage in such acts and activities.

4.   CAPITAL STOCK

     4.1. AUTHORIZED SHARES

          The total number of shares of all classes of stock that the Corporation shall have the authority to issue is 35,000,000, of which 5,000,000 shares shall be Preferred Stock, having a par value of $.01 per share ("Preferred Stock") and 30,000,000 shares shall be Common Stock having a par value of $.01 per share ("Common Stock"). The Board of Directors is expressly authorized to provide for the classification and reclassification of any unissued shares of Preferred Stock or Common Stock and the issuance thereof in one or more classes or series without the approval of the stockholders of the Corporation.

     4.2. COMMON STOCK

          4.2.1. RELATIVE RIGHTS

          The Common Stock shall be subject to all of the rights, privileges, preferences and priorities of the Preferred Stock as set forth in the certificate of designations filed to establish the respective series of Preferred Stock. Each share of Common Stock shall have the same relative rights as and be identical in all respects to all the other shares of Common Stock.

          4.2.2. DIVIDENDS

          Whenever there shall have been paid, or declared and set aside for payment, to the holders of shares of any class of stock having preference over the Common Stock as to the payment of dividends, the full amount of dividends and of sinking fund or retirement payments, if any, to which such holders are respectively entitled in preference to the Common Stock, then dividends may be paid on the Common Stock and on any class or series of stock entitled to participate therewith as to dividends, out of any assets legally available for the payment of dividends thereon, but only when and as declared by the Board of Directors of the Corporation.

          4.2.3. DISSOLUTION, LIQUIDATION, WINDING UP

          In the event of any dissolution, liquidation, or winding up of the Corporation, whether voluntary or involuntary, the holders of the Common Stock shall become entitled to participate in the distribution of any assets of the Corporation remaining after the Corporation shall have paid, or set aside for payment, to the holders of any class of stock having preference over the Common Stock in the event of dissolution, liquidation or winding up the full preferential amounts (if any) to which they are entitled.

          4.2.4. VOTING RIGHTS

          Each holder of shares of Common Stock shall be entitled to attend all special and annual meetings of the stockholders of the Corporation and, share for share and without regard to class, together with the holders of all other classes of stock entitled to attend such meetings and to vote (except any class or series of stock having special voting rights), to cast one vote for each outstanding share of Common Stock so held upon any matter or thing (including, without limitation, the election of one or more directors) properly considered an act upon by the stockholders.

     4.3. PREFERRED STOCK

          4.3.1. ESTABLISHMENT OF SERIES

          The Board of Directors is expressly authorized, subject to limitations prescribed by the Delaware General Corporation Law and the provisions of this Certificate of Incorporation, to provide, by resolution and by filing a certificate of designations pursuant to the Delaware General Corporation Law, for the issuance of the shares of Preferred Stock in series, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and other rights of the shares of each such series and to fix the qualifications, limitations and restrictions thereon. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

               (i) the number of shares constituting that series and the distinctive designation of that series;

               (ii) the dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

               (iii) whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

               (iv) whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provisions for adjustment of the conversion rate in such events as the Board of Directors shall determine;

               (v) whether or not the shares of that series shall be redeemable, and if so, the terms and conditions of such redemption, including the dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

               (vi) whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

               (vii) the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; and

               (viii) any other relative powers, preferences, and rights of that series, and qualifications, limitations or restrictions on that series.

          4.3.2. ADJUSTMENTS IN NUMBER OF SHARES AUTHORIZED

          Except as provided to the contrary in the provisions establishing a series of Preferred Stock, the number of shares of any such series may be increased (but not above the total number of authorized shares of Preferred Stock) or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of a majority of the directors.

5.   INCORPORATOR

          The name and mailing address of the incorporator (the "Incorporator") is Ann E. Flowers, Hogan & Hartson, 555 Thirteenth Street, NW, Washington,
DC 20004.

6.   BOARD OF DIRECTORS

     6.1. NUMBER AND ELECTION

          The number of directors of the corporation shall be such number as from time to time shall be fixed by, or in the manner provided in, the Bylaws of the corporation. The directors shall be divided into three classes, as nearly equal in number as possible, to be designated as Class I, Class II and Class
III. The initial term of office of the Class I directors shall expire at the annual meeting of stockholders to be held in 1994; the initial term of office of the Class II directors shall expire at the annual meeting of stockholders to be held in 1995; and the initial term of office of the Class III directors shall expire at the annual meeting of stockholders to be held in 1996. At each annual meeting of stockholders, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election.

     6.2. INITIAL DIRECTORS

          The powers of the Incorporator shall terminate upon the filing of this Certificate of Incorporation, and the following persons, having the indicated mailing address, shall serve as the directors of the Corporation until their successor or successors are elected and qualify, as set forth in the
Section 6.1. above:

Name                        Mailing Address
----                        ---------------
CLASS I DIRECTORS

Eric D. Becker              One South Street, Suite 800
                            Baltimore, Maryland  21202

William E. O'Leary          1587 Sulphur Spring Road
                            Baltimore, Maryland  21227

CLASS II DIRECTORS

Merrick M. Elfman           111 North Canal Street, Suite 933
                            Chicago, Illinois  60606

Steven M. Taslitz           111 North Canal Street, Suite 933
                            Chicago, Illinois  60606

CLASS III DIRECTORS

Rudolph C. Hoehn-Saric      9135 Guilford Road
                            Columbia, Maryland  21046

     6.3. REMOVAL

          (a) Except as otherwise provided pursuant to the provisions of this Certificate of Incorporation or a certificate of designations relating to the rights of the holders of any class or series of Preferred Stock, voting separately by class or series, to elect directors under specified circumstances, any director or directors may be removed from office at any time, but only for cause (as defined in Section 6.3(b) hereof) and only by the affirmative vote, at a special meeting of the stockholders called for such a purpose, of not less than a majority of the total number of votes of the then outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, but only if notice of such proposal was contained in the notice of such meeting. At least 30 days prior to such special meeting of stockholders, written notice shall be sent to the director or directors whose removal will be considered at such meeting. Any vacancy in the Board of Directors resulting from any such removal or otherwise shall be filled only by vote of a majority of the directors then in office, although less than a quorum, and any director so chosen shall hold office until the next election of the class for which such director shall have been chosen and until such director's successor shall be elected and qualified or until any such director's earlier death, resignation or removal.

          (b) For the purposes of this Section 6.8, "cause" shall mean only (i) conduct as a director of the Corporation or any subsidiary involving dishonest of a material nature that relates to the performance of the director's duties as a director of the Corporation or any subsidiary or (ii) criminal conduct (other than minor infractions and traffic violations) that relates to the performance of the director's duties as a director of the Corporation or any subsidiary.

     6.4. CHANGE OF AUTHORIZED NUMBER

          In the event of any increase or decrease in the authorized number of directors, the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors among the three classes of directors so as to maintain such classes as nearly equal as possible. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

     6.5. DIRECTORS ELECTED BY HOLDERS OF PREFERRED STOCK

          Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate of Incorporation or a certificate of designations applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Section 6 unless expressly provided by the certificate of designations.

     6.6. LIMITATION OF LIABILITY

          No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this provisions shall not eliminate or limit the liability of a director (a) for any breach of the director's duty of loyalty to the Corporation or its stockholders; (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (c) for the types of liability set forth in Section 174 of the Delaware General Corporation Law; or (d) for any transaction from which the director received any improper personal benefit.

7.   INDEMNIFICATION

          To the extent permitted by law, the Corporation shall fully indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees and all related costs and expenses of such threatened, pending or completed action, suit or proceeding), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding.

          To the extent permitted by law, the Corporation shall fully indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that such person is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees and all related costs and expenses of such threatened, pending or completed action, suit or proceeding), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding.

          The Corporation shall advance expenses (including attorneys' fees and all related costs and expenses of such threatened, pending or completed action, suit or proceeding) incurred by a director or officer in advance of the final disposition of such action, suit or proceeding upon the receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that such director or officer is not entitled to indemnification. The Corporation may advance expenses (including attorneys' fees and all related costs and expenses of such threatened, pending or completed action, suit or proceeding) incurred by an employee or agent in advance of the final disposition of such action, suit or proceeding upon such terms and conditions, if any, as the Board of Directors deems appropriate.

          Notwithstanding anything in this Article to the contrary, the Corporation will not have the obligation of indemnifying any person with respect to proceedings, claims, suits or actions initiated or brought voluntarily by such person and not by way of defense.

8.   AMENDMENT OF BYLAWS

          In furtherance and not in limitation of the powers conferred by the Delaware General Corporation Law, the Board of Directors is expressly authorized and empowered to adopt, amend and repeal the Bylaws of the Corporation, subject to the right of the stockholders entitled to vote with respect thereto to amend or repeal Bylaws adopted by the Board of Directors as provided for in this Certificate of Incorporation or in the Bylaws of the Corporation.

9.   ACTION BY STOCKHOLDERS

          Any action required or permitted to be taken by the stockholders of the Corporation may be effected at a duly called annual or special meeting of stockholders, and, except as provided below, may be effected without a meeting, without prior notice and without a vote, by a consent in writing in accordance with the Bylaws of the Corporation. At any time that a class of the equity securities of the Corporation is registered pursuant to Section 12(g) or 15(d) of the Securities Exchange Act of 1934, as amended, action shall be taken by the stockholders only at a duly called annual or special meeting, and action without a meeting shall be prohibited.

10.  SPECIAL MEETINGS

          Special meetings of the stockholders may be called at any time but only by (a) the chairman of the board of the Corporation, (b) a majority of the directors in office, although less than a quorum, or (c) the holders of not less than 20% of the total number of votes of the then outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

11.  SECTION 203 OF THE DELAWARE GENERAL CORPORATION LAW

          The Corporation elects not to be governed by the provisions of Section 203 of the Delaware General Corporation Law.

          IN WITNESS WHEREOF, the undersigned, being the Incorporator hereinabove named, for the purpose of forming a corporation pursuant to the Delaware General Corporation Law, hereby certifies that the facts hereinabove stated are truly set forth, and accordingly executes this Certificate of Incorporation this 13th day of September, 1993.


                                   /s/ ANN E. FLOWERS
                                   ----------------------------------
                                   Ann E. Flowers
                                   Incorporator

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION

     Atlantic Beverage Company, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

     DOES HEREBY CERTIFY:

     FIRST: That the Board of Directors of said corporation, at a meeting duly held, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

     RESOLVED, that the Certificate of Incorporation of Atlantic Beverage Company, Inc. be amended by changing Article I thereof so that, as amended, said Article shall be and read as follows:

         "The name of the corporation is Atlantic Premium Brands, Ltd."

     SECOND: That the majority of the stockholders voted in favor of the amendment at a meeting duly held.

     THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

     FOURTH: That this Certificate of Amendment of the Certificate of Incorporation shall be effective on June 1, 1997.

     IN WITNESS WHEREOF, said Atlantic Beverage Company, Inc. has caused this certificate to be signed by Merrick M. Elfman, its Chairman of the Board of Directors, and attested by Tom D. Wippman, its Secretary this 29th day of May 1997.

                                                 ATLANTIC BEVERAGE COMPANY, INC.

                                          By:   /S/ MERRICK M. ELFMAN
                                                ---------------------------
                                                Merrick M. Elfman, Chairman

ATTEST:

By:   /s/ TOM D. WIPPMAN
      -------------------------
      Tom D. Wippman, Secretary

                          CERTIFICATE OF ELIMINATION
                                       OF
                         ATLANTIC PREMIUM BRANDS, LTD.
                          (DELAWARE FILE NO. 2350747)

     ATLANTIC PREMIUM BRANDS, LTD., a corporation organized and existing under the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

     FIRST: That the Board of Directors by unanimous written consent of its members, filed with the minutes of the Board, duly adopted resolutions setting forth the proposed elimination of the Series A Non-Voting Convertible Preferred Stock as set forth herein:

     RESOLVED that no shares of the Series A Non-Voting Convertible Preferred Stock are outstanding and none will be issued.

     RESOLVED that a Certificate of Elimination be executed, which shall have the effect when filed in Delaware of eliminating from the Certificate of Incorporation all reference to the Series A Non-Voting Convertible Preferred Stock.

     SECOND: None of the authorized shares of the Series A Non-Voting Convertible Preferred Stock are outstanding and none will be issued.

     THIRD: In accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, the Certificate of Incorporation is hereby amended to eliminate all reference to the Series A Non-Voting Convertible Preferred Stock.

     IN WITNESS WHEREOF, said ATLANTIC PREMIUM BRANDS, LTD. has caused this Certificate of Elimination to be signed by Tom D. Wippman, its Secretary, this Second day of April, 1998.

                                           ATLANTIC PREMIUM BRANDS, LTD.

                                           By:   /s/ TOM D. WIPPMAN
                                           -------------------------------------
                                                 Tom D. Wippman, its Secretary

                           CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION

     Atlantic Premium Brands, Ltd. (the "Corporation), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

     DOES HEREBY CERTIFY:

     FIRST: That the Board of Directors of the Corporation adopted a resolution setting forth an amendment to the Corporation's Certificate of Incorporation changing Article 4 so that, as amended, Article 4 shall read in its entirety as set forth on Exhibit A, declaring its adoption advisable and directing that it be considered at the next annual meeting of stockholders.

     SECOND: That the holders of a majority of the outstanding stock entitled to vote thereon, and the holders of a majority of the outstanding stock of each class entitled to vote thereon as a class, voted in favor of the adoption of the amendment set forth on Exhibit A at a meeting duly held.

     THIRD: That the amendment set forth on Exhibit A was duly adopted and approved in accordance with Section 242 of the General Corporation Law of the State of Delaware.

     FOURTH: That this Certificate of Amendment of the Certificate of Incorporation shall be effective on May 31, 1999.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed by Alan F. Sussna, its President and Chief Executive Officer, as of May 20, 1999.

                                           ATLANTIC PREMIUM BRANDS, LTD.

                                           By:   /s/ ALAN F. SUSSNA
                                           -------------------------------------
                                                 Alan F. Sussna
                                                 President and Chief
                                                 Executive Officer

                                                                       EXHIBIT A

                  AMENDMENT TO CERTIFICATE OF INCORPORATION OF
                         ATLANTIC PREMIUM BRANDS, LTD.

     Article 4 of the Certificate of Incorporation of Atlantic Premium Brands, Ltd. is amended to read in its entirety as follows:

4.   CAPITAL STOCK

     4.1 AUTHORIZED SHARES

          The total number of shares of all classes of stock that the Corporation shall have the authority to issue is 35,000,000, of which 5,000,000 shares shall be Preferred Stock, having a par value of $.01 per share ("Preferred Stock"); 28,900,000 shares shall be Common Stock, having a par value of $.01 per share ("Common Stock"), and 1,100,000 shares shall be Non-Voting Common Stock, having a par value of $.01 per share ("Non-Voting Common Stock"). The Common Stock and the Non-Voting Common Stock are hereafter collectively referred to as the "Common Securities." The Board of Directors is expressly authorized to provide for the classification and reclassification of any unissued shares of Preferred Stock or Common Stock and the issuance thereof in one or more classes or series without the approval of the stockholders of the Corporation.

     4.2 COMMON STOCK

          Except as otherwise provided herein, all shares of Common Stock and Non-Voting Common Stock will be identical and will entitle the holders thereof to the same rights and privileges.

          4.2.1 RELATIVE RIGHTS

          The Common Securities shall be subject to all of the rights, privileges, preferences and priorities of the Preferred Stock as set forth in the certificate of designations filed to establish the respective series of Preferred Stock.

          4.2.2 DIVIDENDS

          Whenever there shall have been paid, or declared and set aside for payment, to the holders of shares of any class of stock having preference over the Common Securities as to the payment of dividends, the full amount of dividends and of sinking fund or retirement payments, if any, to which such holders are respectively entitled in preference to the Common Securities, then dividends may be paid on the Common Securities and on any class or series of stock entitled to participate therewith as to dividends, out of any assets legally available for the payment of dividends thereon, but only when and as declared by the Board of Directors of the Corporation.

When and as dividends are declared thereon, whether payable in cash, property or securities of the Company, the holders of Common Stock and the holders of Non-Voting Common Stock will be entitled to share equally, share for share, in such dividends; provided that if dividends are declared which are payable in shares of Common Stock or Non-Voting Common Stock, dividends will be declared which are payable at the same rate on both classes of stock, and the dividends payable in shares of Common Stock will be payable to holders of Common Stock and the dividends payable in shares of Non-Voting Common Stock will be payable to holders of Non-Voting Common Stock.

          4.2.3 DISSOLUTION, LIQUIDATION, WINDING UP

          In the event of any dissolution, liquidation, or winding up of the Corporation, whether voluntary or involuntary, the holders of the Common Securities shall become entitled to participate in the distribution of any assets of the Corporation remaining after the Corporation shall have paid, or set aside for payment, to the holders of any class of stock having preference over the Common Securities in the event of dissolution, liquidation or winding up the full preferential amounts (if any) to which they are entitled.

          4.2.4 VOTING RIGHTS

          Except as otherwise required by law, the holders of Common Stock will be entitled to one vote per share on all matters to be voted on by the Company's stockholders, and the holders of Non-Voting Common Stock will have no right to vote on any matters to be voted on by the Company's stockholders.

          4.2.5 CONVERSION

               (i) Conversion of Non-Voting Common Stock. Each record holder of Non-Voting Common Stock is entitled to convert any or all of the shares of such holder's Non-Voting Common Stock into the same number of shares of Common Stock to the extent that the holder:

                    (A) sells such Common Stock pursuant to registration
               statement under the Securities Act, provided that such offering is underwritten on a firm commitment basis or otherwise provides for a widely dispersed distribution of the shares;

                    (B) sells such Common Stock in a private placement pursuant to Rule 144 or Rule 144A promulgated under the Securities Act of 1933, as amended, provided that no purchaser or related group of purchasers acquires more than 2% of the outstanding shares of Common Stock.

                    (C) sells such Common Stock as part of a direct sale,
               together with other shareholders of the Company, to a third party that is not related to or affiliated with the holder, provided that pursuant to such sale the purchaser acquires at least a majority of the outstanding
               Common Stock without regard to any shares purchased from the holder; or

                    (D) does not own or have the right to acquire more than 4.9%
               of the Common Stock that would be outstanding after such conversion.

               (ii) Conversion Procedure.

                    (A) Each conversion of shares of Non-Voting Common Stock
               into shares of Common Stock will be effected by the surrender of the certificate or certificates, if any, representing the shares to be converted at the principal office of the Company at any time during normal business hours, together with a written notice by the holder of such Non-Voting Common Stock stating that such holder desires to convert the shares, or a stated number of the shares, of Non-Voting Common Stock represented by such certificate or certificates into Common Stock and that the conversion complies with the provisions of Section 4.2.5(i) of the Corporation's Certificate of Incorporation. Such conversion will be deemed to have been effected as of the close of business on the date on which such certificate or certificates, if any, have been surrendered and such notice has been received, and at such time the rights of the holder of the converted Non-Voting Common Stock as such holder will cease and the person or persons in whose name or names the certificate or certificates for shares of Common Stock are to be issued upon such conversion will be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby.

                    (B) Promptly after such surrender and the receipt of such
               written notice, the Company will issue and deliver in accordance with the surrendering holder's instructions (a) the certificate or certificates for the Common Stock issuable upon such conversion and (b) a certificate representing any Non-Voting Common Stock which was represented by the certificate or certificates, if any, delivered to the Company in connection with such conversion but which are not converted.

                    (C) If the Company in any manner subdivides or combines the outstanding shares of one class of Common Securities, the outstanding shares of the other class of Common Securities will be proportionately subdivided or combined.

                    (D) The issuance of certificates for Common Stock upon
               conversion of Non-Voting Common Stock will be made without charge to the holders of such shares for any issuance tax in respect thereof or other cost incurred by the Company in connection with such conversion and the related issuance of Common Stock.

                    (E) The Company will not close its books against the
               transfer of Non-Voting Common Stock or of Common Stock issued or issuable upon conversion of Non-Voting Common Stock in any manner which would interfere with the timely conversion of Non-Voting Common Stock.

     4.3  PREFERRED STOCK

          4.3.1 ESTABLISHMENT OF SERIES

          The Board of Directors is expressly authorized, subject to limitations prescribed by the Delaware General Corporation Law and the provisions of this Certificate of Incorporation, to provide, by resolution and by filing a certificate of designations pursuant to the Delaware General Corporation Law, for the issuance of the shares of Preferred Stock in series, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and other rights of the shares of each such series and to fix the qualifications, limitations and restrictions thereon. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

               (i) the number of shares constituting that series and the distinctive designation of that series;

               (ii) the dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

               (iii) whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

               (iv) whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provisions for adjustment of the conversion rate in such events as the Board of Directors shall determine;

               (v) whether or not the shares of that series shall be redeemable, and if so, the terms and conditions of such redemption, including the dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

               (vi) whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

               (vii) the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; and

               (viii) any other relative powers, preferences, and rights of that series, and qualifications, limitations or restrictions on that series.

          4.3.2 ADJUSTMENTS IN NUMBER OF SHARES AUTHORIZED

          Except as provided to the contrary in the provisions establishing a series of Preferred Stock, the number of shares of any such series may be increased (but not above the total number of authorized shares of Preferred Stock) or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of a majority of the directors.